Exhibit 10.1

SETTLEMENT AGREEMENT AND RELEASE

This Settlement Agreement and Release (“Settlement Agreement”) is entered into between the State of Hawai‘i on the one hand and Matson Terminals, Inc. and Matson Navigation Company, Inc. (together “Matson”) on the other, hereinafter collectively referred to as “the Parties.”

I.  DEFINITIONS

A.            “Effective Date” shall mean the date of signature of the last signatory to this Settlement Agreement.

B.            “Hawai‘i” or the “State” means the State of Hawai‘i and each of its officers, agents, agencies, divisions, cabinets, and departments, including the Attorney General for the State of Hawai‘i and the State officials designated as trustees for natural resources belonging to, managed by, controlled by, or held in trust by the State.

C.            “Molasses Discharge” means any discharge, release, leak, spill, or dripping of molasses from the Molasses Tank Farm, the Molasses Pipeline or the Sand Island Terminal into the environment, occurring on or before the Effective Date, including without limitation the Molasses Incident.

D.            “Molasses Incident” means the Molasses Discharge that occurred on or about September 9 and 10, 2013.

E.            “Molasses Pipeline” means the system of pipelines, valves, risers and associated equipment and facilities at the Sand Island Terminal used to convey molasses between shipping vessels and the Molasses Tank Farm, including those portions of the pipeline that are located on property adjacent to the Sand Island Terminal, including without limitation at Pier 51B.

F.             “Molasses Tank Farm” means the storage tanks, valves and associated equipment and facilities at the Sand Island Terminal used to store molasses shipped to or from the Sand Island Terminal.

G.            “Natural Resources” means any natural, cultural, recreational or other resources belonging to, managed by, held in trust by, appertaining to, or otherwise controlled by the State, including without limitation any aquatic life in Honolulu Harbor.

H.            “Natural Resource Damages” shall mean compensatory, remedial, and equitable relief available for injury to, destruction of, or loss of any Natural Resources under state, federal or other law, including without limitation costs of assessment of damage, the value or cost of restoring, replacing, or rehabilitation of, or acquisition of equivalent Natural Resources, and the cost or value of loss of use of the Natural Resources.

I.             “Released Parties” means (i) Matson, (ii) its present and former, direct and indirect, parents, subsidiaries, divisions, partners and affiliates, (iii) the respective present and former stockholders, officers, directors, employees, managers, agents, attorneys, partners, and any of the legal representatives of the foregoing, (iv) its current or former officers, directors or employees, (v) any future operating entities created and controlled  by Matson, and (vi) any predecessors, successors, heirs, executors, trustees, administrators and assigns of each of the foregoing, all in their capacities as such.  As used in this Paragraph, “affiliates” means entities controlling, controlled by or under common control with any of the Released Parties.

J.             “Sand Island Terminal” means the shipping terminal operated by Matson in Honolulu Harbor, comprising Piers 51C, 52 and 53, along with associated real property and facilities and including the Molasses Pipeline and the Molasses Tank Farm.

II.  TERMS AND CONDITIONS

A.            In addition to the sum of six hundred thousand dollars ($600,000) paid by Matson as restitution payments to the Waikiki Aquarium (a division of the University of Hawai‘i) to support its Coral Programs and Invasive Algae Clean-ups and to Sustainable Coastlines Hawaii to inspire local communities to care for their coastlines through beach clean-ups, Matson shall pay to Hawai‘i the sum of five million nine hundred thousand dollars ($5,900,000) as follows:

1.             Five million two hundred thousand dollars ($5,200,000) to Hawai‘i within ten (10) business days after the Effective Date of this Settlement Agreement.

2.             Five hundred thousand dollars ($500,000) for an in situ coral nursery or for such other purpose as the State shall direct.  The in situ coral nursery will be constructed and maintained by one or more organizations acceptable to both Hawai‘i and Matson.

3.             Two hundred thousand ($200,000) to support the International Union for Conservation of Nature’s World Conservation Congress 2016.

The monies shall be deposited into an administrative trust account to be administered by the Attorney General of the State, who as custodian shall have sole discretion to make determinations as to the amounts and the purposes for which the monies are to be expended, including but not limited to (i) the specific expenses in this section, (ii) clean-up, response, investigative, administrative, legal and other costs borne by the State arising from the Molasses Discharge, and (iii) other amounts and purposes in the interest of justice.

B.            The parties further agree that Matson Terminals, Inc. 1) shall remove the Molasses Tank Farm; 2) shall remove the existing pier risers from the Molasses Pipeline; and 3) convert the remaining portions of the Molasses Pipeline for uses other than conveying fluids, including without limitation as a conduit for electrical lines.   It is understood that Matson cannot commence these activities until the molasses remaining in the Molasses Tank Farm and Molasses Pipeline is removed and disposed in a manner agreed to by the party that owns the molasses.  Matson shall exercise reasonable best efforts to promptly resolve the disposition of the remaining molasses with the owner of the molasses.  Upon such resolution, Matson shall commence the activities described in this paragraph as soon as reasonably practicable, subject to government approvals.  Matson has received an estimate in the amount of up to nine million five hundred thousand dollars ($9,500,000) for this removal, conversion and disposition work, and Matson acknowledges that Matson will bear the cost of removal, conversion and disposition and that the State will not bear said cost.

C.            Hawai‘i hereby fully and finally releases, acquits, and forever discharges the Released Parties from any and all civil, criminal or administrative claims Hawai‘i has or may have arising from or relating to the Molasses Discharge, including but not limited to (1) allegations made or which could have been made in a court of law or an administrative proceeding; (2) claims for damages, penalties, injunctive relief, attorney’s fees, expenses or costs; (3) claims made or which could have been made by the State; (4) claims arising from or relating to injury to, loss of, or destruction of Natural Resources, including without limitation any claims for recovery of Natural Resource Damages; and (5) claims for penalties for violation of state, federal or local laws or regulations  (collectively the “Released Claims”).

D.            Hawai‘i hereby covenants and agrees to refrain from instituting, directing, or maintaining any action against the Released Parties regarding the Molasses Discharge.

E.            The Parties each agree that this Settlement Agreement, and any and all negotiations, documents, and discussion associated with it, shall not be deemed or construed to be an admission or evidence of any violation of any statute or law, of any liability or of wrongdoing by the Released Parties.  This Settlement Agreement shall not be admissible in evidence for any purpose in any proceeding, except for purposes of enforcement of its terms.

F.             The undersigned Matson signatories represent and warrant that they are authorized as a result of appropriate corporate action to execute this Settlement Agreement, and that no further authority or execution by any other person or entity is necessary to fully effectuate this Settlement Agreement.  The undersigned State signatory represents and warrants that he is signing this Settlement Agreement in his official capacity and that he is authorized to execute this Settlement Agreement on behalf of the State and that no further authority or execution by any other person or entity is necessary to fully effectuate this Settlement Agreement.

G.            Except as otherwise provided herein, including in Section II.A above, each party to this Agreement shall bear its own legal and other costs incurred in connection with this matter.

H.            This Settlement Agreement may be executed in counterparts, each of which shall constitute an original, and all of which shall constitute one and the same Settlement Agreement.  Facsimiles of signatures and/or electronic signatures in portable document format (.pdf) shall constitute acceptable, binding signatures for purposes of this Settlement Agreement.

FOR THE STATE OF HAWAI‘I

By:	/s/ Douglas S. Chin	Dated:	7/28/2015
DOUGLAS S. CHIN
Attorney General
State of Hawai‘i

FOR MATSON TERMINALS, INC.

By:	/s/ Peter T. Heilmann	Dated:	7/29/2015
PETER T. HEILMANN
Vice President

FOR MATSON NAVIGATION COMPANY, INC.

By:	/s/ Peter T. Heilmann	Dated:	7/29/2015
PETER T. HEILMANN
Senior Vice President & General Counsel